UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2019

PIERIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-37471	EIN 30-0784346
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 State Street, 9th Floor Boston, MA	02109
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 857-246-8998
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PIRS	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into Material Definitive Agreement.
On November 2, 2019, Pieris Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement for a private placement (the “Purchase Agreement”) with a select group of institutional investors, including lead investor BVF Inc. and its affiliates (“BVF”) as well as existing and new investors (the “Investors”). BVF is a more than 5% stockholder of the Company, holding shares of common stock, Series A Preferred Stock, Series B Preferred Stock and warrants to purchase shares of common stock.
William Blair & Company, L.L.C. acted as sole placement agent in connection with the private placement. The private placement consists of 9,014,960 units, at a price of $3.55 per unit (the “Financing”), for gross proceeds of approximately $32.0 million, and net proceeds to the Company of approximately $31.1 million, after deducting placement agent fees and estimated offering expenses payable by the Company. Each unit consists of (i) one share of the Company’s common stock (the “Common Shares”) or 0.001 shares of non-voting Series C convertible preferred stock (the “Series C Preferred Shares,” and together with the Common Shares, the “Shares”), and (ii) one immediately-exercisable warrant to purchase one share of the Company’s common stock with an exercise price of $7.10 (the “Exercise Price”). The closing of the financing is expected to take place on or about November 6, 2019, and is subject to customary closing conditions.
If (i) the initial public disclosure of the Phase 2a Study of PRS-060/AZD1402 that includes the “p” value achieved for the primary endpoint of such study reveals top-line data on the primary efficacy endpoint in the Phase 2a Study with a “p” value below 0.05 (i.e., p < 0.05) in at least one dose level; and (ii) the 10-day volume weighted average stock price commencing on the trading day immediately after the initial data disclosure is at least three percent more than the Exercise Price, then the warrants will be exercisable for a period of 60 days from the date of the initial data disclosure and may only be exercised for cash. Otherwise, the warrants will be exercisable for a period of five years from the date of issuance.
Each Preferred Share is convertible into 1,000 shares of the Company’s common stock. The Company will not undertake any conversion of the Series C Preferred Shares, and a stockholder shall not have the right to convert any portion of the Series C Preferred Shares, to the extent that, after giving effect to the conversion such stockholder would beneficially own in excess of 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such conversion. The Series C Preferred Shares will have no voting rights, except as required by law and except that the consent of holders of a majority of the then outstanding Series C Preferred Stock is required to amend the terms of the Series C Certificate of Designation. The Series C Preferred Shares are entitled to receive dividends on a pari passu basis with the Company’s common stock, when, and if declared. In any liquidation or dissolution of the Company, the Series C Preferred Shares rank senior to the Company’s common stock in the distribution of assets, to the extent legally available for distribution.
The Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors on November 2, 2019 requiring the Company to register the resale of the Shares and the Company’s common stock underlying the Series C Preferred Shares and warrants. The Company is required to prepare and file a registration statement with the Securities and Exchange Commission within 30 days of the closing, and to use commercially reasonable efforts to have the registration statement declared effective within 90 days if there is no review by the Securities and Exchange Commission, and within 120 days in the event of such review.
The Shares and the warrants were offered and will be issued and sold in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth under Section 4(a)(2) of the Securities Act relating to sales by an issuer not involving any public offering and in reliance on similar exemptions under applicable state laws. Each Investor represented that it is an accredited investor and that it is acquiring the Shares and the warrants for investment purposes only and not with a view to any resale, distribution or other disposition of such securities in violation of the United States federal securities laws. Neither this Current Report on Form 8-K, nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.
The Company expects to use the proceeds from the financing for continued development of its immuno-oncology franchise, including PRS-343, its 4-1BB/HER2 bispecific and PRS-344, its 4-1BB/PD-L1 bispecific in co-development with Servier. The Company also expects to use these proceeds for advancement of its proprietary pipeline of inhalable respiratory drug candidates following proof-of-mechanism with respect to PRS-060, validating the inhaled Anticalin platform as a potential drug class, and working capital and general corporate purposes.

The above description of the material terms of the offering does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement attached hereto as Exhibit 10.1, the Form of Warrant attached hereto as Exhibit 10.2 and the Registration Rights Agreement attached hereto as Exhibit 10.3.  The representations, warranties and covenants made by the Company in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to investors. Moreover, such representations, warranties or covenants were made as of November 2, 2019. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs.

Item 3.02 Unregistered Sales of Equity Securities.
The disclosure required by this Item and included in Items 1.01 and 5.03 of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure required by this Item and included in Item 5.03 of this Current Report is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the private placement, on November 4, 2019, the Company plans to designate 3,522 shares of its authorized and unissued preferred stock as Series C Preferred Stock and filed a Certificate of Designation of Series C Convertible Preferred Stock of Pieris Pharmaceuticals, Inc. (the “Series C Certificate of Designation”) with the Nevada Secretary of State.

Each share of Series C Preferred Stock is convertible into 1,000 shares of Common Stock (subject to adjustment as provided in the Series C Certificate of Designation) at any time at the option of the holder, provided that the holder is prohibited from converting the Series C Preferred Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.99% of the total number of shares of Common Stock then issued and outstanding, (the “Beneficial Ownership Limitation”), provided that the holder may reset the Beneficial Ownership Limitation to a higher or lower number (not to exceed 19.99% of the total number of Common Shares issued and outstanding immediately after giving effect to a conversion) upon providing written notice to the Company. Any such notice providing for an increase to the Beneficial Ownership Limitation will be effective 61 days after delivery to the Company. In the event of the Company’s liquidation, dissolution, or winding up, subject to the rights of holders of Senior Securities (defined below), holders of Series C Preferred Stock are entitled to receive a payment equal to $0.001 per share of Series C Preferred Stock before any proceeds are distributed to the holders of Common Stock and Junior Securities (defined below) and pari passu with any distributions to the holders of the Series A Preferred Stock and Series B Preferred Stock, plus an additional amount equal to any dividends declared but unpaid on such shares. However, if the assets of the Company are insufficient to comply with the preceding sentence, then all remaining assets of the Company shall be distributed ratably to holders of the shares of the Series C Preferred Stock and Parity Securities (defined below). Shares of Series C Preferred Stock generally have no voting rights, except as required by law and except that the consent of holders of a majority of the then outstanding Series C Preferred Stock is required to amend the terms of the Series C Certificate of Designation. Holders of Series C Preferred Stock are entitled to receive any dividends payable to holders of Common Stock, and rank:

•	senior to all of the Common Stock;

•
senior to any class or series of capital stock of the Company created after the designation of the Series C Preferred Stock specifically ranking by its terms junior to the Series C Preferred Stock (the "Junior Securities");

•
on parity with all shares of Series A Preferred Stock and Series B Preferred Stock and any class or series of capital stock of the Company created after the designation of the Series C Preferred Stock specifically ranking by its terms on parity with the Series C Preferred Stock (the "Parity Securities"); and

•
junior to any class or series of capital stock of the Company created after the designation of the Series C Preferred Stock specifically ranking by its terms senior to the Series C Preferred Stock (the "Senior Securities");

in each case, as to distributions of assets upon the Company’s liquidation, dissolution or winding up whether voluntarily or involuntarily and/or the right to receive dividends.

The foregoing description of the Series C Preferred Stock does not purport to be complete and is qualified by reference to the Series C Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 8.01 Other Events.
On November 4, 2019, the Company issued a press release announcing the Financing. The full text of the press release issued in connection with the announcement for the Financing is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Neither the filing of the press release as an exhibit to this Current Report on Form 8-K nor the inclusion in the press release of a reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at its internet address into this Current Report on Form 8-K. The information available at the Company’s internet address is not part of this Current Report on Form 8-K or any other report filed by the Company with the SEC.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Series C Convertible Preferred Stock

10.1	Securities Purchase Agreement, dated November 2, 2019, by and among the Company and the Investors named therein

10.2	Form of Warrant to purchase Common Stock

10.3	Registration Rights Agreement, dated November 2, 2019, by and among the Company and the Investors named therein

99.1	Press Release of Pieris Pharmaceuticals, Inc., dated November 4, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIERIS PHARMACEUTICALS, INC.

Dated: November 4, 2019	/s/ Tom Bures
Tom Bures
Vice President, Finance